AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1999
                                                REGISTRATION NO. 333-74883
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------


                              AMENDMENT NO. 1
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                           ----------------------


                        PRISM FINANCIAL CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

   DELAWARE                      6162                      36-4279417
(State or Other         (Primary Standard Industrial     (I.R.S. Employer
Jurisdiction of          Classification Code Number)    Identification Number)
Incorporation or
Organization)
                     440 N. Orleans, Chicago, IL 60610
                               (312) 494-0020

 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)
                           ----------------------

                              Bruce C. Abrams
                    Chairman and Chief Executive Officer
                        Prism Financial Corporation
                               440 N. Orleans
                             Chicago, IL 60610
                               (312) 494-0020
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                           of Agent For Service)
                           ----------------------

                                 COPIES TO:

               RODD M. SCHREIBER                      LARRY A. BARDEN
SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)       SIDLEY & AUSTIN
             333 WEST WACKER DRIVE                 ONE FIRST NATIONAL PLAZA
               CHICAGO, IL 60606                      CHICAGO, IL 60603
                (312) 407-0700                           (312) 853-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.
|_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS:

EXHIBIT NO.                             DESCRIPTION

1.1*      Form of Underwriting Agreement.

3.1*      Form of Amended and Restated Certificate of Incorporation of the
          Registrant.

3.2*      Form of Amended and Restated Bylaws of the Registrant.

4.1       Reference is hereby made to Exhibits 3.1 and 3.2.

4.2*      Specimen Certificate for the Registrant's Common stock.

4.3*      Registration Rights Agreement, dated as of               ,
          among the Registrant and the stockholders of the Registrant.

5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Registrant.


10.1**    Form of 1999 Omnibus Stock Incentive Plan of the Registrant.



10.2+ Agreement for the Purchase and Sale of the Capital Stock of Pacific Guarantee Mortgage Corporation, dated as of July 31, 1998, by and between Prism Mortgage Company and William D. Osenton and Bruce P. Barbera.

10.3+ Agreement for the Purchase and Sale of the Capital Stock of Mortgage Market, Inc., dated as of September 30, 1998, by and among Prism Mortgage Company and Martin D. Francis, Kenneth Bartley, Melissa Stashin and Curt Vanderzanden.

10.4+ Prism Equity Value Plan, effective as of August 31, 1998, by Prism Mortgage Company and by personnel of Pacific Guarantee Mortgage Corporation.

10.5+ Executive Employment Agreement, dated as of July 31, 1998, by and between Pacific Guarantee Mortgage Corporation and William D. Osenton.

10.6+ Executive Employment Agreement, dated as of September 30, 1998, by and between Mortgage Market, Inc. and Martin D. Francis.

10.7**    Prism 2000 Profit Sharing Plan.


11.1*     Statement Regarding Computation of Per Share Earnings.


21.1***   Subsidiaries of Prism Financial Corporation.

23.1***   Consent of PricewaterhouseCoopers LLP.

23.2***   Consent of McGladrey & Pullen, LLP.

23.3***   Consent of Stefani & Matthews, L.L.P.

23.4***   Consent of Clay L. Miller.

23.5***   Consent of William M. Stoll.


23.6* Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).


23.7***   Consent of Andrew S. Hochberg.

23.8***   Consent of Michael P. Krasny.

23.9***   Consent of Penny S. Pritzker.

23.10***  Consent of Richard L. Wellek.

24.1***   Power of Attorney (included on signature page).

27.1***   Financial Data Schedule.

----------------------



*    To be filed by amendment.
**   Filed herewith.
+    Filed herewith with a confidential treatment request.
***  Filed with Prism Financial Corporation's Registration
     Statement on Form S-1, dated March 23, 1999.



(B) FINANCIAL STATEMENT SCHEDULES:

     All schedules have been omitted because the information required to be set forth in those schedules is not applicable or is shown in the combined financial statements or notes thereto.


                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 1, 1999.



                               PRISM FINANCIAL CORPORATION


                               By:  /s/  David A. Fisher

                                   Name: David A. Fisher
                                   Title:Chief Financial Officer
                                         and Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on April 1, 1999.


          SIGNATURE                       TITLE

/s/  Bruce C. Abrams*             Chairman and Chief
--------------------
     Bruce C. Abrams                Executive Officer
                                    (Principal Executive Officer)

/s/  David A. Fisher*             Chief Financial Officer and
--------------------
     David A. Fisher              Senior Vice President
                                  (Principal Financial Officer)


/s/  James P. Hayes*              Controller (Principal
--------------------
     James P. Hayes                 Accounting Officer)

/s/  Mark A. Filler*              Director
--------------------
     Mark A. Filler

/s/  Terry A. Markus*             Director
--------------------
     Terry A. Markus


*By /s/ David A. Fisher
--------------------
        David A. Fisher
        Attorney-in-fact


                               EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION

1.1*      Form of Underwriting Agreement.

3.1*      Form of Amended and Restated Certificate of Incorporation of the
          Registrant.

3.2*      Form of Amended and Restated Bylaws of the Registrant.

4.1       Reference is hereby made to Exhibits 3.1 and 3.2.

4.2*      Specimen Certificate for the Registrant's common stock.

4.3*      Registration Rights Agreement, dated as of               , among
          the Registrant and the stockholders of the Registrant.

5.1* Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) special counsel to the Registrant.


10.1**    Form of 1999 Omnibus Stock Incentive Plan of the Registrant.

10.2+ Agreement for the Purchase and Sale of the Capital Stock of Pacific Guarantee Mortgage Corporation, dated as of July 31, 1998, by and between Prism Mortgage Company and William D. Osenton and Bruce P. Barbera.

10.3+ Agreement for the Purchase and Sale of the Capital Stock of Mortgage Market, Inc., dated as of September 30, 1998, by and among Prism Mortgage Company and Martin D. Francis, Kenneth Bartley, Melissa Stashin and Curt Vanderzanden.

10.4+ Prism Equity Value Plan, effective as of August 31, 1998, by Prism Mortgage Company and by personnel of Pacific Guarantee Mortgage Corporation.

10.5+ Executive Employment Agreement, dated as of July 31, 1998, by and between Pacific Guarantee Mortgage Corporation and William D. Osenton.

10.6+ Executive Employment Agreement, dated as of September 30, 1998, by and between Mortgage Market, Inc. and Martin D. Francis.

10.7**    Prism 2000 Profit Sharing Plan.


11.1*     Statement Regarding Computation of Per Share Earnings.


21.1***   Subsidiaries of Prism Financial Corporation.

23.1***   Consent of PricewaterhouseCoopers LLP.

23.2***   Consent of McGladrey & Pullen, LLP.

23.3***   Consent of Stefani & Matthews, L.L.P.

23.4***   Consent of Clay L. Miller.

23.5***   Consent of William M. Stoll.


23.6* Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).


23.7***   Consent of Andrew S. Hochberg.

23.8***   Consent of Michael P. Krasny.

23.9***   Consent of Penny S. Pritzker.

23.10***  Consent of Richard L. Wellek.

24.1***   Power of Attorney (included on signature page).

27.1***   Financial Data Schedule.

----------------------
*    To be filed by amendment.
**   Filed herewith.
+    Filed herewith with a confidential treatment request.
*** Filed with Prism Financial Corporation's Registration Statement on Form S-1, dated March 23, 1999.